UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2007

NORTHERN OIL AND GAS, INC.
(Name of small business issuer in its charter)

Nevada	000-30955	87-0645378
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Lake Street West, Suite 300 Wayzata, MN	55391
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (952) 476-9800

Copies of Communications to:
Best & Flanagan LLP
Attention: Ross C. Formell
225 South Sixth Street, Suite 4000
Minneapolis, Minnesota 55402
(612) 339-7121
Fax (612) 339-5897

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Douglas Polinsky resigned from the Company’s Board of Directors effective May 3, 2007. His resignation was voluntary and was not the result of any disagreement with the Company.

Also, on May 3, 2007, the Company amended Section 3.02 of its Bylaws and increased the number of directors to six (6). Pursuant to Section 3.10 of the Bylaws, the remaining directors filled the resulting vacancies with the following individuals, who will serve until the next annual meeting of the shareholders and until their successors have been elected and qualified, or their earlier death, resignation or removal.

Loren J. O’Toole
Carter Stewart
Jack King
Robert Grabb

The Company has an oral agreement with each of these individuals to issue them options to purchase 100,000 shares of the Company’s common stock, under the Company’s 2006 Incentive Stock Option Plan, if and when their election as directors is confirmed by the shareholders at the Company’s next annual meeting.

The Company's press release regarding this matter is attached as Exhibit 99.1.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 3, 2007, the Board of Directors amended Bylaw 3.02 to clarify the method of determining the number of directors. Bylaw 3.02 as amended is attached as Exhibit 99.2

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1.	Press release dated May 8, 2007.

Exhibit 99.2.	Amended Bylaw 3.02.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN OIL AND GAS, INC.

By:	/s/ Michael Reger
Michael Reger, Chief Executive Officer

Date: May 9, 2007